SECURITY AGREEMENT

                 THIS SECURITY AGREEMENT (this “Security Agreement”), is dated as of February 18, 2005, by and between INTERNATIONAL PLASTICS AND EQUIPMENT CORP., a Pennsylvania corporation (“Borrower”), and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania chartered banking institution (the “Bank”);

RECITALS:

                 WHEREAS, Borrower has requested that the Bank a make available a revolving credit facility in the amount of $3,500,000, a term loan in the original principal amount of $1,500,000, a multi-draw term loan in the maximum principal amount of $1,000,000 and a letter of credit facility in the amount of $1,800,000 to the Borrower and the Bank has agreed to make such credit facilities available to the Borrower on the terms and conditions contained in the Credit Agreement (as hereinafter defined);

                 WHEREAS, in order to effect the foregoing transactions, the Borrower and the Bank have agreed to enter into that certain Revolving Credit and Term Loan Agreement, dated as of the date hereof (the “Closing Date”), as the same may be amended, modified or supplemented from time to time (the “Credit Agreement”) which is incorporated herein by reference thereto; and

                 WHEREAS, the obligation of the Bank to make the Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement is subject to the condition, among others, that the Borrower grant to and create and maintain in favor of the Bank a security interest which is a first priority security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions as hereinafter provided; and

                 WHEREAS, pursuant to the Credit Agreement and in consideration of the Loans, the Borrower has agreed to enter into this Security Agreement to secure the Borrower’s obligations under the Credit Agreement, the Notes, and the other Loan Documents (as defined herein).

                 NOW, THEREFORE, for and in consideration of the Debt (as defined in this Security Agreement), and the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, and intending to be legally bound, the parties hereto mutually agree as follows:

                                Section 1.             Incorporation of Recitals.

                 The recitals set forth above are fully incorporated into this Security Agreement by reference.

                                Section 2.             Definitions.

                 In addition to the words and terms defined elsewhere in this Security Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as revised and as in effect on the date of this Security Agreement, as may be amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean collectively the Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, and Investment Property of Borrower and associated goodwill and Proceeds of each of them.

“Copyright Intellectual Property” shall mean:

(i) Each of the copyrights and works which are capable of being protected as copyrights (including all of Borrower’s right to the copyright registrations and applications listed on Schedule 2, attached hereto, as the same may be updated hereafter from time to time and all other original works of authorship and derivative works thereof, whether registered or non-registered, and applications for registration pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Borrower, in whole or in part, and all copyrights with respect thereto throughout the world, and all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such copyrights;

(ii) All of Borrower’s right, title, and interest to file applications for copyright registration under federal or state copyright law or regulation of any foreign country, and the right (without obligation) to sue in the name of Borrower or in the name of Bank for past, present, and future infringements or misappropriations of the copyrights, and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and

(iii) All general intangibles and all good will relating to the foregoing.

“Debt” shall mean (i) all indebtedness, both principal and interest, of the Borrower to the Bank now or after the date of this Security Agreement evidenced by any Notes, (ii) all other debts, liabilities, duties and obligations of the Borrower to the Bank now existing and after the date of this Security Agreement contracted or incurred, whether arising under or in connection with the Loan Documents or arising under or in connection with any other agreement, instrument, or undertaking made by or for the benefit of the Borrower to or for the benefit of the Bank, (iii) all costs and expenses incurred by the Bank in the collection of any of the indebtedness described in this paragraph or in connection with the enforcement of any of the duties and obligations of the Borrower to the Bank described in this paragraph, including reasonable attorneys’ and paralegals’ fees and expenses, and (iv) all future advances made by the Bank for the maintenance, protection, preservation or enforcement of, or realization upon, the Collateral or any portion of the Collateral, including without limitation advances for storage, transportation charges, taxes, insurance, repairs and the like.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or bought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Credit Agreement, and (ii) any default by the Borrower in the performance of its obligations under this Security Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and/or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents and patent applications, copyrights and copyright applications, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, Internet domain names, Internet uniform resource locators, web pages, records and data, now owned or acquired after the date of this Security Agreement by the Borrower.

“Instrument” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Security Agreement owned by the Borrower.

“Intellectual Property” shall mean the Copyright Intellectual Property, the Mask Works Intellectual Property, the Patent Intellectual Property, the Trademark Intellectual Property and the Trade Secrets Intellectual Property.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower’s business, whenever acquired and wherever located.

“Investment Property” shall have the meaning given to that term in the Code.

“Loan Documents” shall have that meaning assigned to it in the Credit Agreement.

“Mask Work Intellectual Property” shall mean:

(i) Each of the mask works and works which are capable of being protected as mask works (including all of Borrower’s right to the mask work registrations listed on Schedule 2, attached hereto, as the same may be updated hereafter from time to time) and all applications for mask work registration, which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Borrower, in whole or in part, and all rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to extend such mask work registrations;

(ii) All of Borrower’s right, title, and interest to file applications for mask work registration under federal and state law or regulation of any foreign country, the right (without obligation) to sue in the name of Borrower or in the name of Bank for past, present, and future infringements or misappropriations of the mask work registrations, and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and

(iii) All general intangibles and all good will relating to the foregoing.

“Note” or “Notes” means any or all of the Revolving Credit Loan Note, the Term Note, the Multi-Draw Term Note and any other note or notes of the Borrower executed and delivered pursuant to the Credit Agreement or any of the other Loan Documents, together with all extensions, renewals, refinancings or refundings in whole or in part.

“Obligations” shall mean the obligations of the Borrower as set forth in the Credit Agreement, this Security Agreement, the Notes, and the obligations of the Borrower hereunder.

“Patent Intellectual Property” shall mean:

(i) Each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Borrower (including all of Borrower’s right, title, and interest, in and to the patents and patent applications listed on Schedule 2, attached hereto, as the same may be updated hereafter from time to time), in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent rights;

(ii) All of Borrower’s right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Borrower or in the name of Bank for past, present, and future infringements or misappropriations of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and

(iii) All general intangibles and all good will relating to the foregoing.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds is sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral and license royalties and proceeds of Intellectual Property infringement suits.

“Security Agreement” shall mean this Security Agreement as may be amended, modified or supplemented from time to time.

“Trademark Intellectual Property” shall mean:

(i) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including all of Borrower’s right to the trademark registrations listed on Schedule 2, attached hereto, as the same may be updated hereafter from time to time and all other trademarks, service marks, tradestyles, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Borrower, in whole or in part, and all trademark rights with respect thereto throughout the world, including all goodwill associated therewith and all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

(ii) All of Borrower’s right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Borrower or in the name of Bank for past, present, and future infringements or misappropriations of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and

(iii) All general intangibles and all good will relating to the foregoing.

“Trade Secrets Intellectual Property” shall mean:

(i) All common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Borrower, whether or not such trade secrets have been reduced to a writing or other tangible form, and whether currently existing or hereafter arising or acquired, including all documents and things embodying, incorporating or referring in any way to such trade secrets, all trade secret licenses;

(ii) All of Borrower’s right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Borrower or in the name of the Bank for past, present, and future infringements or misappropriations of the trade secrets and all rights (but not obligations) corresponding thereto in the United States and any foreign country; and

(iii) All general intangibles and all good will relating to the foregoing.

Section 3. Security Interest.

                As security for the full and timely payment of the Debt in accordance with the terms of the Debt and of the Credit Agreement and the performance of the obligations of the Borrower under the Credit Agreement, the Notes, this Security Agreement and the other Loan Documents, the Borrower agrees that the Bank shall have, and the Borrower grants to and creates in favor of the Bank, a security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by the Borrower. The security interest granted to the Bank in this Security Agreement shall be a first priority security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Security Agreement or arising after the date of this Security Agreement, except as may be otherwise provided under the Credit Agreement.

                                Section 4.             Rights and Remedies of a Secured Party.

                In addition to all rights and remedies given to the Bank by the Credit Agreement, this Security Agreement, the Notes, and the other Loan Documents, the Bank shall have all the rights and remedies of a secured party under the Code, and in law or in equity.

                                Section 5.             Provisions Applicable to the Collateral.

                The parties covenant and agree that the following provisions shall be applicable to the Collateral:

(a) This Security Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of the Bank, prior to all other liens, encumbrances, security interests and rights of others arising from any acts or omissions of the Borrower, and is enforceable as such as against creditors of and purchasers from the Borrower, except those in favor of the Bank and those permitted under the Credit Agreement.

(b) The Borrower covenants and agrees that at all times during the term of this Security Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by the Borrower, in accordance with generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in which the Borrower’s certified public accountants concur) at that facility of the Borrower located at 185 Northgate Circle, New Castle, Pennsylvania 16105 and at no other location without the prior written consent of the Bank.

(c) The Borrower will permit such persons as the Bank may designate to visit and examine and inspect the Collateral and to review the books and records of the Borrower concerning the Collateral that is now owned or acquired after the date of this Security Agreement by the Borrower and to copy the same and make excerpts therefrom and to discuss the Collateral with the Borrower’s officers, employees and independent accountants at such times and as often as the Bank may request; provided that so long as no Event of Default has occurred and is existing, the Bank shall give reasonable notice of such inspection to the Borrower and shall limit its inspection to the normal office hours of Borrower. The Borrower authorizes its officers, employees and independent accountants to discuss with the Bank the affairs of the Borrower.

(d) The Borrower shall at all times during the term of this Security Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Security Agreement by the Borrower at its various locations described in Schedule 5(d) of this Security Agreement or, upon written notice to the Bank, at such other locations for which the Bank has filed financing statements and obtained warehouseman’s or landlord’s lien waivers (where applicable), and at no other location without the prior written consent of the Bank, except that the Borrower shall have the right until one or more Events of Default shall occur to sell or otherwise dispose of Inventory in the ordinary course of business.

(e) The Borrower currently maintains its chief executive offices at 185 Northgate Circle, New Castle, Pennsylvania 16105 and shall not move the location of its chief executive offices without prior written notification to the Bank.

(f) Without the prior written consent of the Bank, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except Equipment or Fixtures reasonably deemed by the Borrower to be no longer material to or useful in the conduct of its business.

(g) Promptly upon request of the Bank from time to time, the Borrower shall furnish the Bank with such information and documents regarding the Collateral and the Borrower’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Bank may request.

(h) Promptly upon request of the Bank from time to time, the Borrower shall deliver to the Bank without limitation, (i) after an Event of Default, all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Borrower’s contracts or the performance of the Borrower’s contracts, (ii) evidence of the Borrower’s accounts and statements showing the aging, identification, reconciliation and collection thereof and (iii) reports as to the Borrower’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Borrower.

(i) Notwithstanding the security interest in the Collateral granted to and created in favor of the Bank under this Security Agreement, the Borrower shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper, and to enforce its contract rights.

(j) The Bank shall have the right at any time after the occurrence of an Event of Default, in its sole discretion, to give notice of the Bank’s security interest to account debtors obligated to the Borrower to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Bank and to enforce payment of the Accounts and the Chattel Paper, and to enforce the Borrower’s contract rights. It is understood and agreed by the Borrower that the Bank shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.

(k) The Bank may, at any time, from time to time cause to be opened and maintained a lockbox account or other account (the “Cash Collateral Account”) and deposit, and require Borrower to deposit, therein all cash proceeds of the Collateral. All cash proceeds of the Collateral received directly by the Borrower shall be held by the Borrower in trust for the benefit of the Bank, and, if requested by the Bank, shall be segregated from all other funds of the Borrower and shall, within one business day after receipt, be paid over to the Bank in the same form as so received (with any necessary endorsement or assignment) for deposit in the Cash Collateral Account. The Bank shall have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by the Bank, it being the intention of the parties to this Security Agreement that the Borrower shall have no control over or withdrawal rights in respect of the Cash Collateral Account. The Bank may, in its discretion, release to the Borrower from time to time all or any part of the collected funds deposited in the Cash Collateral Account but the Bank shall have the right at any time to apply all or any part of the collected funds on deposit in the Cash Collateral Account to the payment of the Debt, whether on account of principal or interest or otherwise as the Bank in its discretion may elect, until the Debt is fully paid.

(l) The Borrower shall not invoice an account debtor, maintain its records relating to any Account or conduct any of its businesses in any name other than INTERNATIONAL PLASTICS AND EQUIPMENT CORP., or those trade or fictitious names set forth on Schedule 5(l) attached hereto and made a part hereof, except such new name as it may establish in accordance with Section 5(m).

(m) The Borrower’s Federal Taxpayer I.D. # is 25-1754513(“ID”) and the Borrower’s state of incorporation is Pennsylvania. The Borrower shall not change its ID or its state of incorporation without delivery of at least thirty (30) days advance written notice to the Bank. Without limiting the foregoing, if the Borrower desires to change its state of incorporation or its ID, establish a new location other than as set forth in Section 5(d), or a new location for its chief executive offices other than as set forth in Section 5(e), or to establish a new name other than as set forth in Section 5(l) in which it may invoice account debtors, maintain records concerning Collateral or conduct any of its businesses it shall first, with respect to each such new location or name:

(1) give the Bank written notice of its intention to do so and provide Bank with such information in connection therewith as the Bank may reasonably request; and

(2) take such action, satisfactory to the Bank including, without limitation, all action required by Sections 6, 7 and 8 hereof, as may be necessary to maintain at all times the first priority security interest of the Bank in the Collateral hereunder.

                                   Section 6.             Actions with Respect to Intellectual Property.

                Without limiting the provisions in Section 5, the Borrower represents, warrants, covenants and agrees that, with respect to all of its Intellectual Property constituting Collateral:

(a) the Borrower will not do any act, or omit to do any act, whereby any of the Patent Intellectual Property may become abandoned or dedicated, unless it is not used or has no value in the ordinary course of business of such Borrower;

(b) neither the Borrower nor any of its licensees will (i) fail to continue to use any of the Trademark Intellectual Property in order to maintain all of the Trademark Intellectual Property in full force free from any claim of abandonment for non-use, (ii) fail to maintain consistent with past practices the quality of products and services offered under any of the Trademark Intellectual Property, (iii) fail to employ any of the Trademark Intellectual Property with an appropriate notice, (iv) adopt or use any trademark or trade name which is confusingly similar or a colorable imitation of any of the Trademark Intellectual Property, (v) use any of the Trademark Intellectual Property in any manner other than the manner for which registration or application for registration of such Trademark Intellectual Property (if any) has been made, or (vi) permit any of the Trademark Intellectual Property to become invalidated;

(c) upon the request of the Bank, the Borrower will, if the Borrower registers any of its copyrights with the United States Copyright Office: (i) notify the Bank promptly upon any such registration; and (ii) provide the Bank with all such information as the Bank shall from time to time reasonably request;

(d) the Borrower will not do or permit any act or knowingly omit to do any act whereby any of the Copyright Intellectual Property or Trade Secrets Intellectual Property owned by the Borrower may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of an unrenewable term of a registration thereof;

(e) the Borrower will notify the Bank promptly if it knows that any application or registration relating to any material item of Intellectual Property may become abandoned or dedicated to the public domain or invalid or unenforceable, or of any adverse determination or development regarding the Borrower’s ownership of any of the Intellectual Property, its right to register the same, or to keep and maintain the same;

(f) neither the Borrower nor any of its agents, employees, licensees or designees will file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any other Governmental Authority unless it, within thirty (30) days thereof, informs the Bank, and upon request of the Bank, executes and delivers any and all Instruments as the Bank may reasonably request to evidence the Bank’s security interest in such Intellectual Property and the goodwill and general intangibles of the Borrower relating thereto or represented thereby. Without limiting the foregoing, if the Borrower shall obtain rights to any new Intellectual Property, including without limitation, any new copyrights, mask works, service marks, trademarks, or patentable inventions, or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Security Agreement shall automatically apply thereto. The Borrower shall provide a report from time to time in writing to the Bank with respect to any such new Intellectual Property or renewal or extension thereof. The Borrower shall bear any expenses incurred in connection with future patent applications and future service mark or trademark registrations;

(g) the Borrower will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or any political subdivision thereof or the United States Copyright Office or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(h) the Borrower will execute and deliver to the Bank, from time to time upon the request of the Bank, intellectual property security agreements, financing statements and such other Instruments as may be required to acknowledge or register or perfect the Bank’s security interests in any part of the Intellectual Property owned by the Borrower which shall from time to time hereafter be recorded or registered by the Borrower with the United States Copyright Office or United States Patent and Trademark Office or other filing locations; and

(i) to the extent it does not adversely affect the validity of the Intellectual Property, the Borrower grants the Bank power of attorney, such power being coupled with an interest, having the full authority, and in the place of the Borrower and in the name of the Borrower, from time to time during the occurrence and continuance of an Event of Default in the Bank’s discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, as may be subject to the provisions of this Security Agreement: to sign the Borrower’s name on all applications, documents, papers, and instruments necessary for the Bank to use or maintain the Intellectual Property; to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Intellectual Property; to file any claims or take any action or institute any proceedings that the Bank may deem necessary for the collection of any of the Intellectual Property or otherwise to enforce the Bank’s rights with respect to any of the Intellectual Property and to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any person

                                   Section 7.             Actions with Respect to Accounts.

               Without limiting the provisions in Section 5, the Borrower irrevocably makes, constitutes and appoints the Bank (and any of the Bank’s designated officers, employees or agents) as its true and lawful attorney-in-fact with the power, such power being coupled with an interest, to sign the Borrower’s name and to take any of the following actions after the occurrence of an Event of Default, in the Borrower’s name or the name of the Bank, as the Bank may determine, at any time without notice to the Borrower and at the Borrower’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Bank and that the Bank has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Bank;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Notify the United States Postal Service to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate;

(f) Receive, open and dispose of all mail addressed to the Borrower (any sums received pursuant to the exercise of the rights provided in this Security Agreement shall be deposited in the Cash Collateral Account); provided, however, that to the extent any mail does not relate to the Collateral or affect any of Secured Party’s rights hereunder, in each case as determined by the Secured Party in its sole and absolute discretion (“Unrelated Mail”), Secured Party shall use reasonable efforts to forward such Unrelated Mail to the Borrower; provided, further, however, that Borrower shall have no rights or cause of action against Secured Party on account of, and Borrower releases and agrees to indemnify Secured Party from, any loss or damage related to or arising from Secured Party’s failure to forward the Unrelated Mail to Borrower;

(g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Bank may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Bank;

(2) Receive and collect all monies due or to become due to the Borrower;

(3) Exercise all of the Borrower’s rights and remedies with respect to the collection of Accounts;

(4) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(5) Sell or assign Accounts on such terms, for such amount and at such times as the Bank deems advisable;

(6) Prepare, file and sign the Borrower’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Borrower’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8) Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Bank’s possession;

(9) Sign the name of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(10) Take all other actions necessary or desirable to protect the Borrower’s interest in the Accounts.

The Borrower further agrees to use its best efforts to assist the Bank in the collection and enforcement of the Accounts and will not hinder, delay or impede the Bank in any manner in its collection and enforcement of the Accounts.

                                Section 8.                Preservation and Protection of Security Interest.

(a) The Borrower represents and warrants that it has, and covenants and agrees that at all times during the term of this Security Agreement, it will have, good and marketable title to the Collateral, which is owned or acquired from time to time by it, free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except those in favor of the Bank and those permitted under the Credit Agreement, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. The Borrower also represents and warrants that the Intellectual Property listed on Schedule 2 constitutes all of the significant Copyright Intellectual Property, Mask Works Intellectual Property, Trademarks Intellectual Property and Patent Intellectual Property now owned by the Borrower.

(b) The Borrower covenants and agrees that it shall not, without the prior written consent of the Bank (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity except as may be otherwise permitted under the Credit Agreement, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Bank and those permitted under the Credit Agreement, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Bank and financing statements permitted under the Credit Agreement.

(c) The Borrower covenants and agrees to faithfully preserve and protect the Bank’s security interest in the Collateral and shall, at its own cost and expense, cause, or assist the Bank to cause that security interest to be perfected and continue perfected so long as the Debt or any portion of the Debt is outstanding, unpaid or executory or the Notes and/or the Credit Agreement remain unexpired or otherwise in effect. For purposes of the perfection of the Bank’s security interest in the Collateral in accordance with the requirements of this Security Agreement, the Borrower shall from time to time at the request of the Bank file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Bank may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest.

(d) The Borrower shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Bank in its discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, except as may be otherwise provided in the Credit Agreement.

(e) Without limiting the powers granted by the Borrower to the Bank under Sections 6(i) and 7, the Borrower irrevocably appoints the Bank (and any of the Bank’s designated officers, employees and/or agents) as the attorney-in-fact of the Borrower with the power, such power being coupled with an interest, to do all acts and things which the Bank may deem necessary or advisable from time to time to preserve, perfect and continue perfected the Bank’s security interest in the Collateral in accordance with the requirements of this Security Agreement, including, but not limited to, signing any financing statements or amendments to financing statements evidencing the Bank’s security interest in the Collateral for and on behalf of the Borrower and maintaining and preserving the Intellectual Property.

(f) The Borrower covenants and agrees that a carbon, photographic or other reproduction of this Security Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

                                Section 9.             Insurance.

                 Risk of loss of, damage to or destruction of the Equipment, Inventory, Fixtures and all other items of Collateral is on the Borrower. The Borrower shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise required by the Bank in its sole discretion. Each of the Borrower’s policies of insurance shall contain loss payable clauses in favor of the Borrower and the Bank as their respective interests may appear and shall contain a provision obligating that the Bank be notified by the insurer under such policy at least thirty (30) days prior to the termination of such policy. All such policies, or certificates evidencing the same, shall be deposited with the Bank. If the Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums when due, the Bank may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the Debt. The Borrower assigns and sets over to the Bank all monies which may become payable on account of such insurance and directs the insurers to pay the Bank any amount due which is in excess of $50,000 per occurrence or $100,000 in the aggregate; provided, however, that if an Event of Default has occurred and is continuing, the Borrower assigns all monies which may become payable on account of such insurance and directs the insurer to pay the Secured Party all amounts due thereunder. The Bank is irrevocably appointed attorney-in-fact of the Borrower with the power, such being power coupled with an interest, to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Bank will, subject to the terms of this Security Agreement, turn over to the Borrower the proceeds of any such insurance collected by it on the condition that the Borrower apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Bank), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Security Agreement which constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to security interests in favor of the Bank or permitted under the Credit Agreement, and which is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Bank after payment in full of the Debt shall be paid over to the Borrower or its order.

                                Section 10.          Maintenance and Repair.

                 The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, the Bank may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the Debt.

                                Section 11.          Preservation of Rights Against Third Parties; Preservation of Collateral in Bank’s Possession.

                 Until such time as the Bank exercises its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Borrower’s contract rights, the Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts and the Chattel Paper and its contracts against prior parties. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Bank takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of the Bank, impair the Bank’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Bank receives such written request in sufficient time to permit the Bank to take the requested action.

                                Section 12.            Events of Default and Remedies.

               The parties covenant and agree to the following provisions:

(a) If any one or more of the Events of Default shall occur or shall exist, the Bank may then, or at any time thereafter, so long as such Event of Default shall continue, foreclose its lien or security interest in the Collateral in any way permitted by law, or upon ten (10) days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Bank, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Bank, in its sole discretion, may elect, and at any such sale, the Bank may bid for and become the purchaser of any or all such Collateral. Borrower shall be credited with the net proceeds of such sale or assignment only when they are actually received by the Bank, and the Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold, assigned or collected. The Bank may be the purchaser of any or all of the Collateral at any such sale or assignment and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or assignment, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by the Bank at such sale. Pending any such action the Bank may liquidate the Collateral in accordance with applicable law;

(b) If any one or more of the Events of Default shall occur or shall exist, the Bank may then, or at any time thereafter, so long as such Event of Default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower’s liability under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper or any of its contract rights and any other notices to which the Borrower may be entitled;

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Bank shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under the Credit Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives;

(d) The Bank shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 9, any Proceeds received by the Bank from insurance, first to the payment of the reasonable costs and expenses incurred by the Bank in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as the Bank in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency;

(e) Upon the occurrence of any Event of Default, the Borrower shall promptly upon demand by the Bank assemble the Equipment, Inventory and Fixtures and make them available to the Bank at a place or places to be designated by the Bank. The right of the Bank under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Security Agreement and the Bank may, at its election, enforce such right by an action in equity for injunctive relief or specific performance;

(f) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any event, the Bank has the right to use and operate under all trade names under which the Borrower does business; and

(g) For the purpose of enabling the Bank to exercise rights and remedies under this Security Agreement, and as a supplement to any other rights and remedies available to the Bank, the Borrower grants to the Bank an irrevocable, non-exclusive license (without payment of any royalty or other compensation to the Borrower) to use, license or sublicense and to change, alter or otherwise modify, any Intellectual Property now owned or hereafter created, arising or acquired by the Borrower, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

                                Section 13.            Defeasance.

                 Notwithstanding anything to the contrary contained in this Security Agreement, upon payment and performance in full of the Debt and termination of the Credit Agreement and the Notes, this Security Agreement shall terminate and be of no further force and effect and the Bank shall thereupon terminate its security interest in the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Bank, the Borrower may not assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Bank to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

                                Section 14.            Power of Attorney.

                 The Borrower ratifies and approves all acts of the attorneys-in-fact granted under this Security Agreement and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law.

                                Section 15.            Expenses, Indemnification

                 Borrower hereby agrees to indemnify and hold Bank harmless against and from all liability, loss, damage and expense, including reasonable attorney’s fees, which the Bank may or shall incur under or by reason of this Security Agreement or the Collateral, or by reason of any action taken in good faith by Bank hereunder, and against and from any and all direct damages which the Bank sustains or incurs in connection with the Bank’s exercise of its rights with respect to the Collateral or this Security Agreement, unless any such liability, loss, damage or expense is caused solely by the Bank’s gross negligence or willful misconduct, and excluding any consequential, punitive or exemplary damages. Should the Bank incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the rate set forth in Section 2.03 of the Credit Agreement, shall be payable by the Borrower to the Bank immediately upon demand and shall be deemed secured by this Security Agreement and secured by the lien of any other security given to the Bank to secure the Obligations.

                                Section 16.            General Provisions.

(a) The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

(b) No failure or delay on the part of the Bank in exercising any right, remedy, power or privilege under this Security Agreement and the Credit Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Bank under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Bank under this Security Agreement, the Credit Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which it may otherwise have.

(c) All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when personally delivered or when deposited in the United States mail, postage prepaid or with private overnight courier service, charges prepaid, or where transmitted, in the case of telegraphic or facsimile notice, addressed as follows:

If to Borrower:	International Plastics and Equipment Corp.
185 Northgate Circle
New Castle, Pennsylvania 16105
Attention: Shawn Fabry, Chief Financial Officer

and copy to:	Bryan Rosenberger, Esquire
Eckert Seamans Cherin and Mellott, LLC
600 Grant Street
44th Floor, USX Tower
Pittsburgh, PA 15219

If to Bank:	Citizens Bank of Pennsylvania
29th Floor, 525 William Penn Place
Pittsburgh, PA 15219
Attention: Daniel T. Kennelly, Vice President

and copy to:	Craig S. Heryford, Esquire
Klett Rooney Lieber & Schorling
a Professional Corporation
40th Floor, One Oxford Centre
Pittsburgh, PA 15219-6498

or in accordance with the latest unrevoked written direction from either party to the other party.

(d) The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Security Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Bank’s security interest in the Collateral, and the rights, duties and obligations of the Bank and the Borrower with respect to the Collateral. This Security Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the laws of that Commonwealth, without regard to the rules applicable to the conflict of laws.

(g) Each of the Bank and the Borrower consents to the exclusive jurisdiction and venue of the Federal and State courts located in Allegheny County, Pennsylvania in any action on, relating to or mentioning this Security Agreement.

(h) The Borrower represents and warrants that has power and authority to execute and deliver this Security Agreement and to perform its obligations under this Security Agreement; that all such action has been duly and validly authorized by all necessary proceedings on the part of the Borrower; and that this Security Agreement has been duly and validly executed and delivered by the Borrower and it constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(i) In the event that any express provision or term of this Security Agreement conflicts with the express provisions and terms of the Credit Agreement, the provision or term in the Credit Agreement shall control.

(j) This Security Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(k) This Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

Section 17. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THEY WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.	INITIAL: JG DK

                IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

INTERNATIONAL PLASTICS AND EQUIPMENT CORP.

By:	/s/ Joseph Giordano, Jr.
———————————————
Name:	Joseph Giordano, Jr.
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Title:	President
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CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Daniel Kennelly
———————————————
Name:	Daniel Kennelly
——————————————
Title:	Vice President
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